Exhibit 99.2

U.S. AUTO PARTS NETWORK, INC. ENTERS INTO AGREEMENT WITH MAGUIRE ASSET MANAGEMENT TO CONDUCT DIRECTOR SEARCH

CARSON, Calif., March 24, 2014 – U.S. Auto Parts Network, Inc. (Nasdaq: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today announced that it has entered into an agreement with Timothy Maguire, Managing Partner of Maguire Asset Management, and various entities he controls to conduct a director search and identify a mutually agreeable independent candidate to be added to the Company’s Board as a ninth director.

“Our Board and management team value the perspectives of all of our stockholders, and appreciate the constructive discussions we have had with Mr. Maguire, one of our largest stockholders,” said Shane Evangelist, Chief Executive Officer of U.S. Auto Parts. “Our Company’s management team, with the full support of the Board, has been working to strengthen its position as an industry leader in the online auto parts market. The Board is focused on identifying an outside, independent candidate to join the Board and contribute to the positive momentum that is already underway at U.S. Auto Parts.”

“We are pleased to have worked with the Board and management team at U.S. Auto Parts to reach this agreement. We view this as a positive development that will benefit all stakeholders,” said Timothy Maguire. “As a committed shareholder with 5.3% of the common shares outstanding, we believe the stock is significantly undervalued and has tremendous long-term growth potential. We are encouraged by the progress the Company has made recently to improve its performance and corporate governance, and look forward to working constructively with management and the Board of Directors to continue to create shareholder value.”

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.automd.com, and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

About Maguire Asset Management

Maguire Asset Management is a value-oriented investment firm focused on creating long-term shareholder value by engaging constructively with managements and boards of undervalued public companies.

Forward-Looking Statements

In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to U.S. Auto Parts’ ability to identify an agreeable candidate to be added to the Company’s Board, U.S. Auto Parts’

ability to strengthen its position as an industry leader and create value for stockholders, the future value of U.S. Auto Parts’ common stock and U.S. Auto Parts’ long-term growth potential. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s inability to identify an agreeable candidate to be added to the Company’s Board, as well as risks and uncertainties associated with U.S. Auto Parts’ business and finances in general, and the other risks detailed in U.S. Auto Parts’ periodic filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and U.S. Auto Parts undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

U.S. Auto Parts Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085